Exhibit 99.4

Consent of Director Nominee

Pursuant to Rule 438 under the Securities Act of 1933 (the “Securities Act”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of Horizon Global Corporation, a Delaware corporation (the “Company”), relating to the shares of common stock of the Company to be distributed in connection with the planned spin-off of the Company from TriMas Corporation, the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statements filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with the Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 11th day of May, 2015.

/s/ Richard L. DeVore
Richard L. DeVore